UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2012

CRYO-CELL International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23386	22-3023093
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

700 Brooker Creek Boulevard, Oldsmar, Florida	34677
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (813) 749-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements, which can be identified by the use of words such as "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect" and words of similar meaning. These forward-looking statements include, but are not limited to, statements regarding the date of the 2012 annual meeting of stockholders of Cryo-Cell International, Inc. (the "Registrant") and the matters to be considered at the annual meeting.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to strategic objectives, anticipated financial results, future business prospects and decisions that are subject to change.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

Item 8.01 Other Events

Cryo-Cell International, Inc.'s 2012 Annual Meeting is expected to be held on June 26, 2012. It is anticipated that, at the annual meeting, stockholders will consider the election of directors, the ratification of the appointment of the independent registered public accounting firm and the approval of the 2012 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cryo-Cell International, Inc.
DATE: May 22, 2012	By:	/s/ Jill Taymans
Jill Taymans
Vice President, Finance, Chief Financial Officer